                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               THE EMERGING GERMANY FUND INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                         THE EMERGING GERMANY FUND INC.

                              4 EMBARCADERO CENTER

                            SAN FRANCISCO, CA 94111

                                                                  March 17, 1997

Dear Stockholder:

    We are pleased to provide you with this Proxy Statement and proxy card for the Fund's Annual Meeting of Stockholders to be held on April 28, 1997. At this year's meeting, the Stockholders will be asked to vote for the election of three members of the Board of Directors, to approve the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants and to consider a proposal from a Stockholder. The Stockholder's proposal, if adopted, would recommend that the Board expedite the process to ensure the Fund's shares can be purchased and/or sold at their net asset value by, for example, converting the Fund from a closed-end to an open-end fund. After considering the steps the Fund is already taking to increase the price of the Fund's shares and to reduce the discount to net asset value, the Board unanimously concluded that the adoption of the Stockholder proposal would not be in the best interests of the Fund and its Stockholders.

    The Board of Directors closely monitors the price of the Fund's shares and their discount to net asset value. Last year, the Board asked for and received permission from the Stockholders to modify the Fund's investment guidelines and to change the Fund's investment manager to RCM Capital Management, L.L.C. As explained more fully in the Proxy Statement, the Board believes that the steps currently being taken by RCM to increase the price of the Fund's shares and to reduce the discount to net asset value are the best way to maximize the overall investment performance of the Fund. Consequently, the Board recommends that you vote against the Stockholder proposal.

    Whether or not you plan on attending the Annual Meeting, please sign the enclosed proxy card and promptly return it to the Fund. This will save the Fund the additional expense of further solicitation.

    If you have any questions about this matter, please call the Fund's toll-free telephone number 1-800-356-6122.

    We thank you for your cooperation.

                                          Very Truly Yours,

                                          Rolf Passow
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

                         THE EMERGING GERMANY FUND INC.

                              4 EMBARCADERO CENTER

                            SAN FRANCISCO, CA 94111

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 28, 1997

                            ------------------------

To Our Stockholders:

    Notice is hereby given that an Annual Meeting of Stockholders of The Emerging Germany Fund Inc. (the "Fund") will be held at 11:00 a.m. on April 28, 1997 at 75 Wall Street, New York, New York 10005, for the following purposes:

    (1) To elect three directors of the Fund, each to hold office for a term of three years and until his successor is duly elected and qualified.

    (2) To ratify the selection by the Board of Directors of Coopers & Lybrand L.L.P. as independent accountants of the Fund for the Fund's fiscal year ending December 31, 1997.

    (3) To consider, if presented, a stockholder proposal.

    (4) To consider and act upon any other business that may properly come before the meeting or any adjournment thereof.

    Only holders of common stock of record at the close of business on March 7, 1997 are entitled to notice of, and to vote at, this meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          Alexandra Simou

                                          SECRETARY

Dated: March 17, 1997

San Francisco, California

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY AND RETURN IT TO THE FUND. TO SAVE THE FUND THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, PLEASE MAIL IN YOUR PROXY PROMPTLY.

                         THE EMERGING GERMANY FUND INC.

                              4 EMBARCADERO CENTER

                            SAN FRANCISCO, CA 94111

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 28, 1997
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement is furnished by the Board of Directors of The Emerging Germany Fund Inc. (the "Fund") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held at 11:00 a.m. on April 28, 1997 at 75 Wall Street, New York, New York 10005. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting.

    If the accompanying form of proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the proxy. However, if no instructions are specified, shares will be voted FOR the election of Directors, FOR ratification of selection of the Fund's independent accountants and AGAINST the stockholder proposal. A proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund or by attendance at the Meeting.

    The close of business on March 7, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On that date, the Fund had 14,008,334 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote at the Meeting, and fractional shares are entitled to proportionate shares of one vote. It is expected that the Notice of Annual Meeting, Proxy Statement and form of proxy will first be mailed to stockholders on or about March 17, 1997.

    The election of Directors (Proposal 1) requires approval by a plurality of the votes cast at the meeting. The ratification of Coopers & Lybrand L.L.P. as independent accountants of the Fund (Proposal 2) and the stockholder proposal, if presented, (Proposal 3) require the affirmative vote of a majority of the shares cast at the Meeting on such matters. The Fund intends to treat properly executed proxies that are marked "abstain" and broker "non-votes" as present for the purposes of determining whether a quorum has been achieved at the Meeting. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" on an issue. If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, it represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power).

    In the event that a quorum is present at the Meeting but sufficient votes to approve one or more proposals are not cast, the persons named as proxies may propose one or more adjournments of such Meeting to permit further solicitation of proxies with respect to such proposal or proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at the Meeting or represented by proxy. In such case, the persons named as proxies will vote those proxies which they are entitled to vote for any such proposal in favor of such an adjournment, and will vote those proxies required to be voted against any such proposal against any such adjournment. A stockholder vote may be taken on one of the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

    All references in this Proxy Statement to "$" are to U.S. dollars.

    The date of this Proxy Statement is March 17, 1997.

                             ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

    The Fund's Articles of Incorporation and By-laws provide that the Board of Directors is to be divided into three classes of Directors. The Directors in each class serve three-year terms, with one class being elected each year. The term of one class will expire each year. The term of office for Directors in Class III expires at the Meeting, for Directors in Class I at the Annual Meeting of Stockholders in 1998 and for Directors in Class II at the Annual Meeting of Stockholders in 1999.

    Three Class III nominees are named in this Proxy Statement. If elected, the Class III Directors will serve a three-year term to expire at the Annual Meeting of Stockholders in 2000 and until their successors are duly elected and qualified. With the exception of Alfred W. Fiore, each of the nominees was last elected to the Board of Directors at the Annual Meeting of Stockholders in 1994. Mr. Fiore was elected as a Director by the Board of Directors in October 1996.

    Unless authority is withheld, it is the intention of the persons named in the accompanying form of proxy to vote each proxy for the election of the nominees listed below. Each nominee has indicated he will serve if elected, but if any nominee should be unable to serve, proxies will be voted for any other person determined by the persons named in the accompanying form of proxy in accordance with their judgment. Election of each nominee requires the affirmative vote of a plurality of the votes cast at the Meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE FUND'S STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS OF THE FUND.

    The following table provides information concerning the Class III nominees for election as Directors.

                    CLASS III (TERM EXPIRES AT THE MEETING)

                                                                                   SHARES OF
                                                                                 COMMON STOCK
                                                                                 BENEFICIALLY
                                                                                OWNED DIRECTLY
                                                  PRINCIPAL OCCUPATION           OR INDIRECTLY
                          POSITION WITH           DURING PAST 5 YEARS             AT MARCH 1,
 NAME, ADDRESS AND AGE         FUND              AND OTHER AFFILIATIONS             1997(1)
------------------------  --------------  ------------------------------------  ---------------
Gottfried W. Perbix          Director     President, Perbix International,             1,000
293 Saugatuck Avenue                      Inc. (management consulting)
Westport, CT 06880                        (1980-1994); Director, American
Age 67                                    Profol Inc. (plastic film
                                          manufacturers) (since 1993); Sole
                                          Proprietor, Perbix Associates
                                          (executive search) (since 1978)

Jacob Saliba                 Director     Director (since 1994), Chairman              6,000
770 Boylston Street,                      (1988-1994) and Chief Executive
Apt. 11I                                  Officer (1988-1993), Katy
Boston, MA 02199                          Industries, Inc. (diversified
Age 83                                    manufacturing and oil and related
                                          services); President and Chief
                                          Operating Officer, Katy Industries,
                                          Inc. (1968-1987); Director, CEGF
                                          Compagnie des Entrepots et Gares
                                          Frigorifiques (cold storage
                                          warehouses) (since 1989); Director,
                                          Schon & Cie AG (manufacturer of
                                          machinery) (since 1990); Director,
                                          Syratech Corp. (manufacturer of
                                          household furnishings) (since 1992)

Alfred W. Fiore              Director     General Manager, Hirschfeld, Stern,             --
27 Copper Beech Road                      Moyer & Ross, Inc. (employee benefit
Greenwich, CT 06830                       consulting firm) (since 1988);
Age 59                                    Consultant, Lois/U.S.A. (creative
                                          advertising agency) (1987-1988);
                                          Executive Vice President and Chief
                                          Financial Officer, Parlux
                                          Fragrances, Inc. (1987); Executive
                                          Vice President and Chief Financial
                                          Officer, Concord Assets Group, Inc.
                                          (real estate manager) (1986);
                                          President and Chief Operating
                                          Officer, Amerigroup Financial
                                          Services, Inc. (financial services)
                                          (1984-1986); Partner, KPMG Peat
                                          Marwick, LLP (1973-1984)

    CONTINUING DIRECTORS. The remaining Directors currently serving on the Board of Directors consist of four Class I Directors and three Class II Directors. None of such Directors is a nominee for election at the Meeting. All such Directors will continue in office after the Meeting for the terms shown below.

    The following table provides information concerning the Class I Directors.

                          CLASS I (TERM EXPIRES 1998)

                                                                                   SHARES OF
                                                                                 COMMON STOCK
                                                                                 BENEFICIALLY
                                                                                OWNED DIRECTLY
                                                  PRINCIPAL OCCUPATION           OR INDIRECTLY
                          POSITION WITH           DURING PAST 5 YEARS             AT MARCH 1,
 NAME, ADDRESS AND AGE         FUND              AND OTHER AFFILIATIONS             1997(1)
------------------------  --------------  ------------------------------------  ---------------
Theodore J. Coburn           Director     President, Brown, Coburn & Co.                  --
17 Cotswold Road                          (Consulting) (since 1991); Student,
Brookline, MA 02146                       Harvard University Graduate School
Age 43                                    of Education (since 1992) and
                                          Harvard University Divinity School
                                          (since 1991); Senior Vice President,
                                          Prudential Securities Inc.
                                          (1986-1991); Managing Director,
                                          Equity Transactions Group,
                                          Prudential-Bache Capital Funding
                                          (1986-1991); Director, Prudential
                                          Securities Inc. (1986-1991);
                                          Director, Nicholas-Applegate Fund,
                                          Inc. (since 1987); Trustee,
                                          Nicholas-Applegate Investment Trust
                                          (since 1993); Director, Measurement
                                          Specialities, Inc. (since 1995);
                                          Director, Moovies, Inc. (since 1995)

Robert J. Birnbaum           Director     Director, NASD Regulation, Inc.              1,000
313 Bedford Road                          (since 1996); Director, Chicago
Ridgewood, NJ 07450                       Mercantile Exchange (since 1990);
Age 69                                    Trustee, Liberty All-Star Growth
                                          Fund, Inc. (since 1995); Trustee,
                                          Colonial Funds (since 1995);
                                          Trustee, Liberty All-Star Equity
                                          Fund, Inc. (since 1994); Special
                                          Counsel, Dechert Price & Rhoads (law
                                          firm) (1988-1993); President and
                                          Chief Operating Officer, New York
                                          Stock Exchange, Inc. (1985-1988);
                                          President and Chief Operating
                                          Officer, American Stock Exchange,
                                          Inc. (1977-1985)

                                                                                   SHARES OF
                                                                                 COMMON STOCK
                                                                                 BENEFICIALLY
                                                                                OWNED DIRECTLY
                                                  PRINCIPAL OCCUPATION           OR INDIRECTLY
                          POSITION WITH           DURING PAST 5 YEARS             AT MARCH 1,
 NAME, ADDRESS AND AGE         FUND              AND OTHER AFFILIATIONS             1997(1)
------------------------  --------------  ------------------------------------  ---------------
Carroll Brown                Director     President, The American Council on           1,000
The American Council                      Germany (since 1988); Foreign
 on Germany                               Service Officer, United States
14 East 60th Street                       Department of State (1957-1988)
Suite 606
New York, NY 10022
Age 68

George N. Fugelsang(*)       Director     Senior General Manager and Chief                --
Dresdner Bank AG                          Executive North America, Dresdner
75 Wall Street                            Bank AG (since 1994); President and
New York, NY 10005                        Chairman, Board of Managers,
Age 56                                    Dresdner Kleinwort Benson North
                                          America LLC (since 1996); President,
                                          Director and Chief Executive
                                          Officer, Dresdner Securities (USA)
                                          Inc. (1994-1996); Director,
                                          Dresdner-NY Inc. (since 1994);
                                          Managing Director, Morgan Stanley &
                                          Company, Inc. (1986-1994)

    The following table provides information concerning the Class II Directors.

                          CLASS II (TERM EXPIRES 1999)

                                                                                   SHARES OF
                                                                                 COMMON STOCK
                                                                                 BENEFICIALLY
                                                                                OWNED DIRECTLY
                                                  PRINCIPAL OCCUPATION           OR INDIRECTLY
                          POSITION WITH           DURING PAST 5 YEARS             AT MARCH 1,
 NAME, ADDRESS AND AGE         FUND              AND OTHER AFFILIATIONS             1997(1)
------------------------  --------------  ------------------------------------  ---------------
James E. Dowd                Director     Attorney/Consultant (since 1982);            1,077
571 Hayward Mill Road                     Director, Trustee or Managing
Concord, MA 01742                         General Partner of various
Age 74                                    registered investment companies
                                          managed by Federated Investors
                                          (since 1982); President, Boston
                                          Stock Exchange (1969-1982); Member
                                          of Panel of Arbitrators, New York
                                          Stock Exchange, Inc. (since 1986);
                                          Member of Panel of Arbitrators,
                                          National Association of Securities
                                          Dealers, Inc. (since 1984)

                                                                                   SHARES OF
                                                                                 COMMON STOCK
                                                                                 BENEFICIALLY
                                                                                OWNED DIRECTLY
                                                  PRINCIPAL OCCUPATION           OR INDIRECTLY
                          POSITION WITH           DURING PAST 5 YEARS             AT MARCH 1,
 NAME, ADDRESS AND AGE         FUND              AND OTHER AFFILIATIONS             1997(1)
------------------------  --------------  ------------------------------------  ---------------
Siegfried A. Kessler         Director     Retired; Chairman, Carl Zeiss Inc.           1,000
52 Heritage Road                          (New York) (1981-1982) and President
Hilton Head Island,                       (1965-1981) (sale, distribution and
SC 29925                                  service of scientific instruments);
Age 79                                    President, Carl Zeiss Canada Ltd.
                                          (sale, distribution and service of
                                          scientific instruments and optical
                                          products) (1965-1985)

Rolf Passow(*)             Chairman and   Chief Executive (since 1992) and                --
Deutscher Investment-        Director     Managing Director (1987-1992),
 Trust Gesellschaft fur                   Deutscher Investment-Trust,
 Wertpapieranlagen mbH                    Gesellschaft fur Wertpapieranlagen
Mainzer Landstrasse                       mbH; Chief Executive, dresdnerbank
11-13                                     investment management
60329 Frankfurt                           Kapitalanlagegesellschaft mbH (since
Germany                                   1992); Member, Board of Managing
Age 57                                    Directors, Frankfurter
                                          Wertpapierborse (Frankfurt Stock
                                          Exchange) (1992-1993); Chairman,
                                          Advisory Management Council,
                                          Dresdner Kleinwort Benson
                                          International Management Services
                                          Ltd. (since 1995)

------------------------

(1) All Directors and officers as a group beneficially owned less than 1% of the outstanding Common Stock of the Fund at March 1, 1997.

(*) Interested person of the Fund (as defined in the Investment Company Act of 1940, as amended). Mr. Fugelsang is an interested person of the Fund because of his affiliation with Dresdner Bank AG, the parent of the Fund's manager; Mr. Passow is an interested person of the Fund because of his affiliation with Deutscher Investment-Trust Gesellschaft fur Wertpapieranlagen mbH and dresdnerbank investment management Kapitalanlagegesellschaft mbH, which are wholly owned subsidiaries of Dresdner Bank AG.

OTHER INFORMATION REGARDING DIRECTORS

    The Fund pays each of its Directors who is not an interested person of the Fund as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), an annual fee of $7,500, plus $750 for each Board of Directors meeting attended. During the fiscal year ended December 31, 1996, all such Directors as a group received from the Fund aggregate fees amounting to $76,125. In addition, the Fund reimburses Directors not affiliated with RCM Capital Management, L.L.C., the Fund's investment manager ("RCM" or "Manager"), for travel and out-of-pocket expenses incurred in connection with meetings of the Board. Other than the fees described above, the Fund does not pay its Directors any amounts as compensation for their service on the Board of Directors. The following table sets forth for each Director receiving compensation from the Fund the amount of such compensation paid by the Fund during the fiscal year ended December 31, 1996.

                               COMPENSATION TABLE

                                                                   PENSION OR                          TOTAL
                                                                   RETIREMENT                       COMPENSATION
                                                                    BENEFITS                       FROM FUND AND
                                                    AGGREGATE       ACCRUED         ESTIMATED       FUND COMPLEX
                                                  COMPENSATION     AS PART OF    ANNUAL BENEFITS      PAID TO
NAME OF PERSON, POSITION                            FROM FUND    FUND EXPENSES   UPON RETIREMENT     DIRECTORS
------------------------------------------------  -------------  --------------  ---------------  ----------------
Directors:
  Robert J. Birnbaum............................    $  10,500              --               --       $   10,500
  Carroll Brown.................................       10,500              --               --           10,500
  Theodore J. Coburn............................       10,500              --               --           10,500
  James E. Dowd.................................       10,500              --               --           10,500
  Alfred W. Fiore...............................        2,625              --               --            2,625
  Siegfried A. Kessler..........................       10,500              --               --           10,500
  Gottfried W. Perbix...........................       10,500              --               --           10,500
  Jacob Saliba..................................       10,500              --               --           10,500
                                                  -------------                                         -------
      TOTAL.....................................    $  76,125                                        $   76,125
                                                  -------------                                         -------
                                                  -------------                                         -------

    During the fiscal year ended December 31, 1996, the Board of Directors met five times. Each Director attended at least 75% of the total number of meetings of the Board and each Committee of the Board of which he was a member held during the period in which he served, except for Mr. Fugelsang who attended three of the five meetings of the Board.

    The Board of Directors has an Audit Committee presently composed of Messrs. Perbix, Dowd and Kessler, none of whom is an interested person of the Fund (as defined in the 1940 Act). The Audit Committee makes recommendations to the full Board with respect to the engagement of independent accountants and reviews with the independent accountants the plan and results of the audit engagement and matters having a material effect upon the Fund's financial operations. The Audit Committee held two meetings during the fiscal year ended December 31, 1996.

    The Board of Directors has no compensation or nominating committees, or other committees performing similar functions.

EXECUTIVE OFFICERS OF THE FUND

    The executive officers of the Fund are typically chosen each year at the meeting of the Board of Directors held in connection with the Annual Meeting of Stockholders, to hold office until the meeting of the Board of Directors held in connection with the next Annual Meeting of Stockholders and until their successors are chosen and qualified. As a result of the assumption in November 1996 by RCM of the function of investment manager of the Fund, the current executive officers of the Fund were appointed by the Board of Directors in December 1996. No executive officers of the Fund receive any compensation from the Fund for their services as executive officers.

    The following table presents information about the executive officers of the Fund, other than as shown above.

                                        POSITION WITH            PRINCIPAL OCCUPATION DURING PAST 5 YEARS
       NAME, ADDRESS AND AGE                FUND                          AND OTHER AFFILIATIONS
------------------------------------  -----------------  --------------------------------------------------------
William S. Stack                      President          Member, Board of Managers, RCM Capital Management,
The Emerging Germany Fund                                L.L.C. (since 1996); Senior Vice President, RCM Capital
4 Embarcadero Center                                     Management, a California Limited Partnership
San Francisco, CA 94111                                  (1994-1996); Managing Director, Lexington Management
Age 50                                                   Corporation (1985-1994)

Barbel Lenz                           Vice President     Assistant Vice President, Dresdner Kleinwort Benson
The Emerging Germany Fund                                North America LLC (since 1996); Assistant Vice
4 Embarcadero Center                                     President, Dresdner Securities (USA) Inc. (1995-1996);
San Francisco, CA 94111                                  Assistant Vice President, Deutscher Investment-Trust,
Age 33                                                   Gesellschaft fur Wertpapieranlagen mbH (1991-1995)

Caroline M. Hirst                     Treasurer and      Senior Vice President and Director of Investment
The Emerging Germany Fund             Assistant          Operations, RCM Capital Management, L.L.C. (since 1996);
4 Embarcadero Center                  Secretary          Director of Investment Operations, RCM Capital
San Francisco, CA 94111                                  Management, a California Limited Partnership
Age 36                                                   (1994-1996); Head of International Administration,
                                                         Morgan Grenfell Asset Management, Ltd. (1991-1994)

Alexandra Simou                       Secretary          Assistant Director, Mutual Funds Administration, RCM
The Emerging Germany Fund                                Capital Management, L.L.C. (since 1996); Vice President,
4 Embarcadero Center                                     Dresdner Kleinwort Benson North America LLC (1996); Vice
San Francisco, CA 94111                                  President (1995-1996) and Assistant Vice President
Age 44                                                   (1989-1995), Dresdner Securities (USA) Inc.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

                                  (PROPOSAL 2)

    At a meeting held on December 16, 1996, a majority of the members of the Board of Directors who are not interested persons (as defined in the 1940 Act) of the Fund approved the selection of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as independent accountants of the Fund for the fiscal year ending December 31, 1997. Audit services performed for the Fund by Coopers & Lybrand during the fiscal year ended December 31, 1996 included examination of the Fund's financial statements. Coopers & Lybrand has informed the Fund that it has no material direct or indirect interest in the Fund.

    A representative of Coopers & Lybrand is expected to be present at the Meeting to answer appropriate questions concerning the Fund's financial statements and will have an opportunity to make a statement if such representative chooses to do so.

    It is intended that the persons named in the accompanying form of proxy will vote for ratification of the selection of Coopers & Lybrand.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE FUND'S STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND AS THE FUND'S INDEPENDENT ACCOUNTANTS.

                              STOCKHOLDER PROPOSAL

                                  (PROPOSAL 3)

    A beneficial owner of Common Stock of the Fund (the "proponent") has informed the Fund that he intends to present a proposal for action at the Meeting. The proponent's name and address and the number of shares owned by him will be furnished by the Secretary of the Fund upon request. The proponent proposes that the following resolution be presented to the stockholders of the
Fund:

    "RESOLVED: That the shareholders of The Emerging Germany Fund recommend that the Board of Directors expedite the process to ensure the fund's shares can be purchased and/or sold at Net Asset Value. Suggested alternatives include: (1) conversion to an open-end investment company; or (2) a merger of the Fund with an existing open-end investment company."

    The proponent has requested that the following statement be included in the proxy statement in support of the proposal:

    "SUPPORTING STATEMENT: Shares of The Emerging Germany Fund have consistently been trading (on the New York Stock Exchange) at over a 20% discount to Net Asset Value (NAV). This is unacceptable and has caused vast under performance of shareholder returns in relation to NAV, as the discount has widened over the years. In addition, the underlying Portfolio Performance has been mediocre at best, when compared to the relevant indexes.

    As a long-term owner of the shares, I believe that shareholder loyalty and patience have not been rewarded. The closed-end structure has exacted huge costs, far exceeding any benefits shareholders may have hoped to receive. I strongly believe that the shareholders would benefit by changing the corporation from a closed-end investment company to an open-end investment company. The one-time conversion costs would be inconsequential in relation to the greater than 20% price appreciation that could benefit shareholders if the fund open-ends.

    Management has not made a serious effort to address the discount problem to date. There have been no significant buybacks of shares. The Board of Directors has a fiduciary duty to us, the shareholders. I believe they must be urged to consider the value-enhancing options in the proposal. It is both timely and proper. Most importantly, it will be substantially beneficial to shareholders' net worth.

    I urge your support. Vote for this proposal."

              OPPOSING STATEMENT OF THE FUND'S BOARD OF DIRECTORS

    FOR THE REASONS DISCUSSED BELOW, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

    The Board of Directors of the Fund has monitored the development of the price of the Fund's shares (the "Shares") and the discount to Net Asset Value ("NAV") at which they historically have been, and currently are, trading. On several occasions over the past few years, and most recently at its meeting on February 14, 1997, the Board reviewed the Fund's performance as a closed-end fund and the historical relationship between market price and NAV of the Shares. The Board has also considered several anti-discount strategies, including strategies employed by other closed-end funds in order to attempt to reduce their discounts to NAV, as well as the recent changes to the Fund's management and investment mandate. After careful deliberation, it was unanimously determined by the Board at its meeting on February 14, 1997 that the adoption by the Fund of strategies that have not been demonstrated reliably to decrease the discount to NAV might have a long-term detrimental effect on the Fund and its future prospects.

    Several techniques were considered for reducing the discount to NAV. These included implementing a Share repurchase program, conducting a shareholder rights offering and converting the Fund to, or merging it with, an open-end investment company. However, in view of the fact that the Fund's stockholders approved the recent modification of the Fund's investment mandate and the appointment of RCM Capital Management, L.L.C. ("RCM"), an experienced fund manager with over $26 billion under management, as the Fund's new investment manager, it was determined by the Board that implementation of such techniques would be premature. In fact, although past performance does not guarantee future results, since April 1996, when the Fund's mandate was broadened to eliminate the requirement to invest at least 60% of total assets in small and medium-sized German companies and to permit investment of up to 35% of total assets in equity and equity-linked securities of European countries other than Germany, through March 7, 1997, Share price has increased from 7.50 to 8.75 and NAV has increased from 9.30 to 11.05. Furthermore, RCM, which routinely distributes to analysts in the investment community reports and other material about the other funds that it manages, plans to adopt the same practice with respect to the Fund with the intention of creating greater demand for the Fund's Shares and reducing their discount to NAV. In light of the improvement in the Fund's performance and the fact that RCM has only been managing the Fund since November 1996, the Board believes it would be improvident to make significant changes to the Fund's current structure at this time and that it is in the best interests of the Fund and its stockholders that the Fund continue to operate in its current closed-end format.

    As stated, the Board did consider a number of techniques intended to reduce or eliminate the disparity between Share price and NAV. These techniques were not deemed to be desirable as a way to reduce the discount of the Share price to NAV or to be in the best interests of the Fund and its stockholders for the following reasons:

    1. SHARE REPURCHASE PROGRAMS ARE GENERALLY NOT EFFECTIVE IN REDUCING THE DISCOUNT TO NAV IN THE LONG TERM AND WOULD DEPLETE THE ASSETS OF THE FUND. In a share repurchase program, the Fund would purchase a predetermined number of Shares on the open market after providing six months advance notice to the stockholders. After considering the merits of such a program, the Board was not persuaded that such a strategy would reduce the discount to NAV for more than a short period of time, if at all. Historical data on the trading results of other funds which have instituted share repurchase programs strongly suggest that any reduction in the discount to NAV would be short-lived. In addition, a share repurchase program would reduce the Fund's asset base and increase its expense ratio.

    2. A RIGHTS OFFERING BY THE FUND WOULD NOT NECESSARILY REDUCE THE DISCOUNT TO NAV AND COULD DILUTE THE INTERESTS OF THE STOCKHOLDERS. A rights offering would entitle the current stockholders to purchase additional Shares of the Fund at a price below their current trading price. Since the Shares already trade at a discount to NAV, stockholders would purchase the Shares at a price significantly below NAV. Although the purchase of additional Shares would increase the Fund's assets available for investment, there could be no assurance that the discount to NAV would decrease as a result. Further, the selective exercise of the rights could dilute the proportionate interest of some stockholders in the Fund's assets and earnings.

    3. CONVERSION TO AN OPEN-END FUND MIGHT FORCE SALES OF PORTFOLIO SECURITIES AND COULD UNDERMINE THE FUND'S OBJECTIVE OF LONG-TERM CAPITAL APPRECIATION. If the Fund were to experience substantial redemptions of shares following its conversion to an open-end investment company, it would probably not have sufficient cash reserves to fund such redemptions and therefore could be required to sell portfolio securities and incur increased transaction costs in order to raise cash to meet such redemptions. As a result, the Manager would lose the flexibility it now has to purchase and sell portfolio securities free of pressures that might otherwise be generated by shareholder purchases and redemptions. Because the Fund is a closed-end fund, the Manager currently is not required to invest new moneys or liquidate portfolio holdings at what may be inopportune times, and can manage the Fund's portfolio with a greater emphasis on long-term considerations.

    4. CONVERSION OF THE FUND COULD LEAD TO AN INCREASE IN ITS EXPENSE RATIO AND DECREASE IN ITS SIZE. Conversion of the Fund to an open-end investment company would raise the possibility of the Fund suffering substantial redemptions of shares, particularly in the period immediately following the conversion. The possible imposition of such measures as a temporary redemption fee of up to 0.50 percent might reduce the number of initial redemptions that would otherwise occur. However, unless the Fund were able to generate sales of new shares sufficient to offset these redemptions, the size of the Fund would be expected to decrease. Because certain of the Fund's operating expenses are fixed, a decrease in the Fund's asset size would likely increase the ratio of its operating expenses to its income and net assets and, as a result, decrease the Fund's net income per share available for dividends to existing stockholders and potential future investors. Such a decrease in size could result in a decision by the Board of Directors to terminate and liquidate the Fund (or by the Manager not to continue to act as such) if the amount of the Fund's assets were reduced to such an extent that it was no longer considered economically feasible for the Fund to continue to carry on business.

    5. CONVERSION WOULD BE EXPENSIVE. The process of converting the Fund to an open-end investment company would involve legal and other expenses to the Fund, including the preparation of a registration statement under the Securities Act of 1933, and the payment of necessary filing fees with respect to such a registration statement and any filings under the "blue sky" laws of the various states. The Board of Directors has been advised that these conversion expenses, which would be paid by the Fund and would result in a one-time increase in the Fund's current expense ratio, could be expected to total at least $250,000. Because the Fund is unable to determine at this time the actual costs that would be involved, it is possible that the conversion expenses would be substantially higher.

    6. OTHER CONSEQUENCES OF CHANGE IN STATUS. Various other consequences of a conversion of the Fund to an open-end investment company were considered by the Board. These consequences were considered relevant for the following reasons:

           a. DELISTING FROM THE NYSE; STATE SECURITIES LAW REGISTRATIONS. If the Fund were to convert to an open-end fund, the Shares would immediately be delisted from the NYSE. Some investment managers believe that the listing of an investment company on a U.S. stock exchange, particularly the NYSE, represents a valuable asset, especially in terms of attracting non-U.S. investors. In addition, certain investors, such as pension funds, have internal restrictions on the portion of their portfolio that can be invested in non-listed securities. Delisting would save the Fund annual NYSE fees, but the absence of a stock exchange listing, combined with the need to issue new shares when investors wish to increase their holdings, would have the effect of requiring the Fund to pay federal and state registration fees on sales of shares, except to the extent that the underwriter or distributor of such shares paid some or all of such fees, and make certain filings with most of the states of the United States under the securities or "blue sky" laws of those states. It is not anticipated that any net savings or increased cost to the Fund because of these different expenses and registration requirements would materially affect the Fund's expense ratio.

           b. UNDERWRITING; BROKERAGE COMMISSIONS OR SALES CHARGES ON PURCHASES AND SALES. Open-end investment companies typically seek to sell new shares on a continuous basis in order to offset redemptions and avoid reduction in size. Shares of "load" open-end investment companies are normally offered and sold through an underwriter or distributor, which deducts a sales charge from the purchase price at the time of purchase or from the redemption proceeds at the time of redemption, or receives a distribution fee from the fund, or both, to compensate it and securities dealers for sales and marketing services. Shares of "no-load" open-end investment companies are sold at NAV without a sales charge, with the fund's investment manager or an affiliate normally bearing the cost of sales and marketing from its own resources. Shares of closed-end investment companies, on the other hand, are bought and sold in secondary market transactions at prevailing market prices subject to brokerage commissions charged by the broker-dealer firms executing such transactions.

           c. STOCKHOLDER SERVICES. Open-end investment companies typically provide more services to shareholders and incur correspondingly higher shareholder servicing expenses. Because of the facility with which a shareholder of an open-end fund can redeem his or her shares, one service that is generally offered by open-end funds is the ability of a shareholder to transfer his or her investment from one fund into another fund that is part of the same "family" of open-end funds at little or no cost to the shareholders. The Fund has engaged in no discussions with any family of funds to become a part of such family, and there can be no assurance that the Fund would be able to make such an arrangement if the Fund were to convert to an open-end fund.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    At December 31, 1996, Lazard Freres & Co. LLC and FMR Corp., who are not affiliated persons of the Fund as defined in the 1940 Act, were known to the Fund to be beneficial owners of 9.1% and 6.15%, respectively, of the Fund's outstanding shares of Common Stock. The Fund is currently not aware of any other person who beneficially owns more than 5% of the Fund's outstanding shares of Common Stock.

    At March 7, 1997, Cede & Co., a nominee of Depository Trust Company ("DTC"), held of record 13,549,437, or approximately 96.7%, of the Fund's outstanding shares of Common Stock. DTC is a securities depository for brokers, dealers and other institutional investors. Securities are so deposited for the purpose of permitting book entry transfers of securities among such investors. The Fund does not know the names of beneficial owners of its shares that have been deposited at DTC.

    Under U.S. federal securities laws, the Fund's directors, its executive officers and certain other persons, including persons affiliated with the Fund's investment adviser and manager, are required to file reports with respect to their initial ownership of the Fund's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. The Fund is required to disclose in this Proxy Statement any failure by any such person to file these reports during fiscal year 1996 by the due dates established in the applicable securities laws. During fiscal year 1996, all required reports were filed on a timely basis except that Dresdner Kleinwort Benson North America LLC ("DKBNA"), the Fund's investment adviser and manager from September 1 to October 31, 1996, and Erich Pohl, Timothy A. Shacklock and Alan C. D. Yarrow, members of the Board of Managers of DKBNA during such period, inadvertently failed to file initial reports of ownership for the Fund, which filings have since been made. In making this disclosure, the Fund has relied solely on written representations of the persons obligated to file such reports and on copies of the reports filed by such persons and furnished to the Fund.

                                 OTHER MATTERS

    No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of stockholders arise, including any questions as to an adjournment of the Meeting, the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies.

    THE FUND WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER UPON REQUEST A COPY OF THE FUND'S ANNUAL REPORT CONTAINING AUDITED FINANCIAL STATEMENTS OF THE FUND FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1996. STOCKHOLDERS SHOULD DIRECT REQUESTS FOR THE ANNUAL REPORT TO ALEXANDRA SIMOU, SECRETARY OF THE FUND, BY WRITING TO THE FUND IN CARE OF RCM CAPITAL MANAGEMENT, L.L.C., 4 EMBARCADERO CENTER, SAN FRANCISCO, CALIFORNIA 94111, OR BY CALLING THE FUND'S TOLL-FREE TELEPHONE NUMBER 1-800-356-6122.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the Fund's Annual Meeting of Stockholders in 1998 must be received by the Fund on or before November 17, 1997 in order to be included in the Fund's proxy statement and form of proxy relating to that meeting. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Stockholder proposals are subject to certain regulations under U.S. federal securities laws.

                           PROXY SOLICITATION MATTERS

    The Fund may solicit proxies delivered by beneficial owners of the Fund's Common Stock in the form of a telephonic proxy or "proxygram." In such event, beneficial stockholders will receive mailgrams from the Fund requesting each stockholder who wishes to vote by proxygram to call the toll-free telephone number provided, furnish the operator with specified information regarding the stockholder and the shares to be voted, and instruct the operator how the stockholder wishes to vote on the proposals described in this Proxy Statement. The operator will then electronically transmit the stockholder's voting instructions to the designated broker, depository institution or other holder with actual voting authority, which then will vote shares held of record by returning a signed proxy card. The operators who receive the foregoing voting instructions will be independent of the Fund.

    The cost of preparing, assembling and mailing material in connection with this solicitation will be borne by the Fund. In addition to the use of mails, proxies may be solicited personally by regular employees of the Fund, RCM or Dresdner Bank AG or by telephone or telegraph. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection. The Fund also has made arrangements with Georgeson & Company Inc. and, in Canada, R-M Trust Company to assist in the solicitation of proxies, if called upon by the Fund, at an aggregate estimated fee of approximately $13,000 plus reimbursement of normal expenses.

                                          By Order of the Board of Directors

                                          Alexandra Simou

                                          SECRETARY

Dated: March 17, 1997

San Francisco, California

STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT TO THE FUND.

                  THE EMERGING GERMANY FUND INC.
                       4 EMBARCADERO CENTER
                     SAN FRANCISCO, CA 94111

               THIS PROXY IS SOLICITED ON BEHALF OF
              THE BOARD OF DIRECTORS FOR THE ANNUAL
        MEETING OF STOCKHOLDERS TO BE HELD APRIL 28, 1997


The undersigned hereby appoints Alexandra Simou and Barbel Lenz as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of The Emerging Germany Fund Inc. (the "Fund") held of record by the undersigned on March 7, 1997 at the Annual Meeting of Stockholders to be held on April 28, 1997 or any adjournment thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other business as may properly come before such Annual Meeting or any adjournment thereof. Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3.

PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY IN ENCLOSED
ENVELOPE.

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

HAS YOUR ADDRESS CHANGED?                         DO YOU HAVE ANY COMMENTS?

------------------------------                    -----------------------------
------------------------------                    -----------------------------
------------------------------                    -----------------------------

[x] PLEASE MARK VOTES AS IN THIS EXAMPLE

                         ------------------------------
                         THE EMERGING GERMANY FUND INC.
                         ------------------------------



      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1 AND 2

     (1)  Election of Directors.

          [  ] FOR       [  ] WITHHOLD  [  ] FOR ALL EXCEPT

          ALFRED W. FIORE      GOTTFRIED W. PERBIX      JACOB SALIBA

NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the nominee's(s') name(s). Your shares will be voted for the remaining nominee(s).

     (2) Ratification of the selection by the Board of Directors of Coopers & Lybrand L.L.P. as independent accountants of the Fund for the fiscal year ending December 31, 1997.

          [  ] FOR       [  ] AGAINST        [  ] ABSTAIN

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 3

     (3)  Approval of Stockholder proposal.

          [  ] FOR       [  ] AGAINST        [  ] ABSTAIN

     (4) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

Mark box at right if an address change or comment has been noted on the
reverse side of this card.                                                 [  ]

                       RECORD DATE SHARES:

Please be sure to sign and date this Proxy.     Date:


Stockholder sign here                            Co-owner sign here


                               -21-